UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

GAXOS.AI INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41620	87-3288897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

101 Eisenhower Pkwy, Suite 300,

Roseland, NJ 07068

(Address of principal executive offices, including ZIP code)

(973) 275-7428

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001	GXAI	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2026, Gaxos.ai Inc., a Delaware corporation (the “Company”), entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders (the “Holders”) of existing warrants (the “Existing Warrants”) to purchase shares of common stock of the Company. The Existing Warrants were issued in September 2024 and December 2024 and have exercise prices ranging from $2.33 to 3.32 per share.

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash its Existing Warrants to purchase an aggregate of 3,007,654 shares of the Company’s common stock at a reduced exercise price of $1.20 per share in consideration for the Company’s issuance of new common stock purchase warrants (the “New Warrants”), as described below, to purchase an aggregate of up to 6,015,308 shares of the Company’s common stock (the “New Warrant Shares”) at an exercise price of $0.95 per share. The New Warrants to purchase up to 6,015,308 shares of common stock have a term of three years from the issuance date.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received from the Holders’ exercise of its Existing Warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants.

The Company has also agreed to pay the Placement Agent $35,000 for non-accountable expenses, $50,000 for accountable expenses and clearing fees in the amount of $15,950. The Company has also issued to the Placement Agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 5.0% of the aggregate number of shares of common stock underlying the Existing Warrants (or Placement Agent Warrants to purchase an aggregate of up to 150,383 shares of common stock), which Placement Agent Warrants have the same terms as the New Warrants except for an exercise price per share equal to 125% of the exercise price of the Existing Warrants (or $1.50 per share).

The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on August 17, 2026 (the “Closing Date”). The Company will receive aggregate gross proceeds of approximately $3.6 million from the exercise of the Existing Warrants by the Holder, before deducting placement agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds of these transactions for general corporate and working capital purposes.

The resale of the shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered on existing registration statements on Form S-3 (File No: 333-278513) declared effective by the Securities and Exchange Commission (the “SEC”) on April 16, 2024 and Form S-1 (File No. 333-284435) declared effective by the SEC on February 14, 2025.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) covering the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), within 30 days of the Closing Date, and to have such Resale Registration Statement declared effective by the SEC within 60 calendar days following the filing thereof (or within 90 calendar days following the filing thereof in case of “full review” of such resale registration statement by the SEC). In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 30 days after the Closing Date.

The forms of Inducement Letter, New Warrant, and Placement Agent Warrant are attached as Exhibits 10.1, 4.1 and 4.2, respectively. The description of the terms of the Inducement Letter, the New Warrant and the Placement Agent Warrant is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the New Warrants and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the New Warrants, the Placement Agent Warrants nor the New Warrant Shares or the shares of common stock issuable upon the exercise of the Placement Agent Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01 Other Events.

On August 14, 2026, the Company issued a press release announcing the entry into the Inducement Letter. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
4.1	Form of New Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Inducement Letter
99.1	Press Release dated August 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAXOS.AI INC.

Date: August 14, 2026	By:	/s/ Vadim Mats
Vadim Mats
Chief Executive Officer

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